UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 10, 2018 (August 7, 2018)
____________________________

State or other
jurisdiction of
Exact name of registrant	incorporation or	Commission	I.R.S. Employer
as specified in its charter	organization	File Number	Identification No.
Windstream Holdings, Inc.	Delaware	001-32422	46-2847717

4001 Rodney Parham Road
Little Rock, Arkansas	72212
(Address of principal executive
offices)	(Zip Code)
(501) 748-7000
(Registrants’ telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2018, Windstream Holdings, Inc. (the “Company”) amended its 382 Rights Agreement, dated as of September 17, 2015, as amended by Amendment No. 1 to 382 Rights Agreement, dated as of November 5, 2016 (the “Rights Agreement”), between the Company and Computershare Inc., as rights agent, to extend the term of the Rights Agreement to September 17, 2021 (subject to earlier expiration as described in the Rights Agreement). Such amendment was approved by the Company’s stockholders at the 2018 annual meeting of stockholders held on May 21, 2018. The foregoing summary of the terms of the amendment to the Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the amendment, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
4.1	Amendment No. 2 to 382 Rights Agreement, dated as of August 7, 2018, by and between Windstream Holdings, Inc. and Computershare Trust Company, N.A., as Rights Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WINDSTREAM HOLDINGS, INC.

	By:	/s/ Kristi M. Moody
	Name:	Kristi M. Moody
	Title:	Senior Vice President - General Counsel &
Corporate Secretary

August 10, 2018